EXHIBIT C

                       DIAMOND HILL INVESTMENT GROUP, INC.

                             AUDIT COMMITTEE CHARTER
                                Revised 10/25/02

The audit committee is a committee of the board of directors. Its primary function is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls, which management and the board of directors have established, and the audit process. This charter specifies the scope of the audit committee's responsibilities, and how it carries out those responsibilities, including structure, processes, and membership requirements.

In meeting its responsibilities, the audit committee is expected to:

     1. Provide an open avenue of communication between the independent accountant and the board of directors.

     2.   Review and update the committee's charter annually.

     3. Recommend to the board of directors the independent accountants to be nominated, approve the compensation of the independent accountant, and review and approve the discharge of the independent accountants. The outside auditor is ultimately accountable to the board of directors and the audit committee, as representatives of shareholders, and these shareholder representatives' have ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditor (or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement).

          In connection with each SEC filing the audit committee should discuss with the auditor the auditor's judgments about the quality, not just the acceptability, of the company's accounting principles as applied in its financial reporting. Since the primary responsibility for establishing the company's accounting principles rests with management, the discussion generally would include management as an active participant. The discussion should include such matters as the consistency of application of the company's accounting policies and the clarity, consistency and completeness of the company's accounting information contained in the financial statements and related disclosures. The discussion should also include items that have a significant impact on the representational faithfulness, verifiability, neutrality, and consistency of the accounting information included in the financial statements. Examples of items that may have such impact are the following:

          o    Selection of new or changes to accounting policies

          o    Estimates, judgments, and uncertainties

          o    Unusual transactions

          o Accounting policies relating to significant financial statement items, including the timing of transactions and the period in which they are recorded

          The discussion should be tailored to the company's specific circumstances, including accounting applications and practices not explicitly addressed in the accounting literature, for example, those that may be unique to an industry. Objective criteria have not been developed to aid in the consistent evaluation of the quality of the company's accounting measurements and disclosures. Given this lack of objective criteria and to facilitate an open and frank discussion, the auditor's judgments should not be communicated in writing. As a result, the audit committee need only document in the minutes that the discussion has taken place, the date of the discussion, and the participants.

     4. Confirm and assure the independence of the independent accountant, including a review of management consulting services and related fees provided by the independent accountant. The audit committee is responsible for ensuring it receives from the outside auditors, a formal written statement delineating all

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          relationships between the auditor and the company, consistent with
          Independence Standards Board Standard 1, and the audit committee is responsible for actively engaging in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking, or recommending that the full board take, appropriate action to ensure the independence of the outside auditor.

     5. Inquire of management and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risk to the company.

     6. Consider, in consultation with the independent accountant, the audit scope and plan of the independent accountant.

     7.   Consider and review with the independent accountant:

          a. The adequacy of the company's internal controls including computerized information system controls and security.

          b. Any related significant findings and recommendations of the independent accountant together with management's responses thereto.

     8. Review with management and the independent accountant at the completion of the annual examination:

          a.   The company's annual financial statements and related footnotes.

          b. The independent accountant's audit of the financial statements and his or her report thereon.

          c. Any significant changes required in the independent accountant's audit plan.

          d. Any serious difficulties or disputes with management encountered during the course of the audit.

          e. Other matters related to the conduct of the audit that are to be communicated to the committee under generally accepted auditing standards.

     9. Review filings with the SEC and other published documents containing the company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

     10. Independent Accounts are to review the expense reports of the officers of the company, as well as review the policies and procedures that are in place with respect to officers' expense accounts and perquisites, including the officers use of corporate assets. The Independent Accounts are to review any abnormalities found and report this information to the audit committee.

     11. The Company's Code of Ethics will be reviewed by the Executive Committee and reported to the full board. As appropriate, the Executive Committee will engage the Independent Accountants to review the Code and monitoring systems management has in place.

     12. The Independent Accountants will submit to the audit committee a report on an annual basis regarding the legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators. As management and the audit committee deems appropriate, legal counsel may be asked to review information when necessary.

     13. The audit committee will report committee actions to the board of directors with such recommendations as the committee may deem appropriate.

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     14.  The audit committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

     15. The committee shall meet at least annually or more frequently as circumstances require. The committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

     16. The committee will perform such other functions as assigned by law, the company's charter or bylaws, or the board of directors.

     17. At least annually, an Executive Session will be held with the audit committee and Independent Accounts without management present. This will provide the audit committee the ability to ask questions to the Independent Accountants independently of management. Upon completion of the Execution Session, management will join both parties and continue discussions.

The membership of the audit committee shall consist of the independent members of the board of directors who shall serve at the pleasure of the board of directors and independent directors will be a majority of the audit committee. Audit committee members must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement with at least one member of the audit committee having extensive knowledge. Audit committee members and the committee chairman shall be designated by the full board of directors.

The duties and responsibilities of a member of the audit committee are in addition to those duties set out for a member of the board of directors.

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